Nationwide Defined ProtectionSM Annuity

Application for

Individual Single Purchase Payment Deferred Annuity

Minimum Purchase Payment of $25,000

Nationwide Life Insurance Company

PO Box 182021, Columbus, OH 43218-2021 • Phone: 800-321-6064

Express Mail: 3400 Southpark Place Ste A, DSPF-F4, Grove City, OH 43123-4856

Please submit all pages of the application.

The IRS has declared that civil union partners and domestic partners are not considered spouses for purposes of federal tax law. Therefore the tax treatment provided by federal tax law to a surviving spouse is NOT currently available to a surviving civil union partner or surviving domestic partner. For information regarding federal tax laws, please consult a tax advisor.

1. Parties to the Contract (Please print)

1a. Contract Owner

Name (First, MI, Last):

Employer/Trust Name (if applicable):
(Additional forms required. See the New Business Enrollment packet.)

Birth Date (MM/DD/YYYY):	Sex: ☐ M ☐ F SSN/Tax ID:

Street:

City:	State:	ZIP:

Email:	Phone Number:

Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

1b. Joint Owner	Joint Owner is limited to spouses unless such limitation is prohibited by state law. Available only with Non-Qualified Contracts.

Name (First, MI, Last):

Birth Date (MM/DD/YYYY):	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

1c. Annuitant ☐  Same as Contract Owner (Annuitant must be age 85 or younger.)

An individual person must be named if the Contract Owner is a non-natural owner or a Trust.

Name (First, MI, Last):

Relationship to Contract Owner:

Birth Date (MM/DD/YYYY):	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

VAAA-0131M3	Page 1 of 8	STANDARD ILCAQ/N (02/2020)

1. Parties to the Contract (continued)

1d. Contingent Annuitant Must be age 85 or younger. Only available on Non-Qualified Contracts.

Name (First, MI, Last):

Birth Date (MM/DD/YYYY):	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

1e.

Beneficiaries Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%. Providing your Beneficiaries social security numbers (SSN) will help expedite Beneficiary claims and will ensure that Nationwide can properly identify your Beneficiaries.

Primary Beneficiaries Allocations must equal 100%.     ☐Pay all Primary Beneficiaries equally

Legal Name (First, MI, Last):

Relationship to Annuitant:	Allocation (whole % only):	%

Birth Date (MM/DD/YYYY):	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

Legal Name (First, MI, Last):

Relationship to Annuitant:	Allocation (whole % only):	%

Birth Date (MM/DD/YYYY):	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

VAAA-0131M3	Page 2 of 8	STANDARD ILCAQ/N (02/2020)

1. Parties to the Contract (continued)

Contingent Beneficiaries Allocations must equal 100%.     ☐Pay all Contingent Beneficiaries equally

Legal Name (First, MI, Last):

Relationship to Annuitant:	Allocation (whole % only):	%

Birth Date (MM/DD/YYYY):	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

Legal Name (First, MI, Last):

Relationship to Annuitant:	Allocation (whole % only):	%

Birth Date (MM/DD/YYYY):	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

VAAA-0131M3	Page 3 of 8	STANDARD ILCAQ/N (02/2020)

2.	Contract Information

2a.	Contract Type Must specify by checking a box.
☐ Non-Qualified ☐ Non Naturally Owned Non-Qualified* ☐ Custodial Owned IRA

☐ Traditional IRA – Tax Year:	☐ CRT* (Charitable Remainder Trust)

☐ Roth IRA –Tax Year:	Tax Year Roth IRA started:

☐ SIMPLE IRA* ☐ SEP IRA* ☐ 401(k)* (Investment Only) ☐ 401(a)* (Investment Only)
☐ Beneficially Owned Non-Qualified* ☐ Beneficially Owned/Inherited IRA*
☐ Beneficially Owned/Inherited Roth IRA*
*Additional forms required.
2b.	Purchase Payment

Approximate Amount: $	($25,000 minimum)
Payment Submitted Via: ☐ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*

Source of Funds:

*Additional forms required. Please see the New Business Enrollment Packet.

2c.	Transfer Authorization for Registered Representative
☐By checking this box, you have authorized and directed Nationwide to accept instructions prior to the end of each Strategy’s strategy term from the Registered Representative signing this application to: 1) reinvest some or all of your Contract Value in the same Strategy for a new strategy term; or 2) to transfer some or all of your Contract Value to another Strategy or Strategies for a new strategy term or strategy terms. It’s important to know that once the Contract Value is allocated to a Strategy you cannot move the money to a different Strategy until that Strategy’s term ends. This power is personal to the Registered Representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/processing purposes. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you.

If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

3.	Death Benefit

Includes a Standard Death Benefit (No additional charge)

VAAA-0131M3	Page 4 of 8	STANDARD ILCAQ/N (02/2020)

4.	Purchase Payment Allocation

Strategies

Please select up to a maximum of 5 Strategies from the options below. Allocations must be in whole percentages and must total 100%.

Each Strategy has additional crediting factors that should be considered. Be sure you have reviewed a current rate sheet prior to completing this section.

I elect:

1 Year Term
Protection Level
Index	100%	95%	90%
S&P 500® Strategy A2%		%	%
S&P 500® Strategy B2%		%	%
J.P. Morgan Mozaic IISM Index Strategy A3%		%	%
J.P. Morgan Mozaic IISM Index Strategy B3%		%	%
MSCI EAFE Strategy A4%		%	%
MSCI EAFE Strategy B4%		%	%
NYSE® Zebra EdgeTM Strategy A5%		%	%
NYSE® Zebra EdgeTM Strategy B5%		%	%

3 Year Term
Protection Level
Index	100%	95%	90%
S&P 500® Strategy A2%		%	%
S&P 500® Strategy B2%		%	%
J.P. Morgan Mozaic IISM Index Strategy A3%		%	%
J.P. Morgan Mozaic IISM Index Strategy B3%		%	%
MSCI EAFE Strategy A4%		%	%
MSCI EAFE Strategy B4%		%	%
NYSE® Zebra EdgeTM Strategy A5%		%	%
NYSE® Zebra EdgeTM Strategy B5%		%	%

1These options are Not Available at this time.

2The “S&P 500” is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Nationwide Life Insurance Company (“Nationwide”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); DJIA®, The Dow®, Dow Jones® and Dow Jones Industrial Average are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. The Product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500.

3The J.P. Morgan Mozaic II SM Index (“Index”) has been licensed to Nationwide Life Insurance Company (the “Licensee”) for the Licensee’s benefit. Neither the Licensee nor Nationwide Defined ProtectionSM Annuity (the “Product”) is sponsored, operated, endorsed, recommended, sold or promoted by J.P. Morgan Securities LLC (“JPMS”) or any of its affiliates (together and individually, “JPMorgan”). JPMorgan makes no representation and gives no warranty, express or implied, to contract owners taking exposure to the Product. Such persons should seek appropriate professional advice before making any investment. The Index has been designed and is compiled, calculated, maintained and sponsored by JPMS without regard to the Licensee, the Product or any contract owner. JPMorgan is under no obligation to continue compiling, calculating, maintaining or sponsoring the Index. JPMorgan may independently issue or sponsor other indices or products that are similar to and may compete with the Index and the Product. JPMorgan may also transact in assets referenced in the Index (or in financial instruments such as derivatives that reference those assets). These activities could have a positive or negative effect on the value of the Index and the Product.

4The product referred to herein is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such product or any index on which such product is based. The Contract contains a more detailed description of the limited relationship MSCI has with Nationwide and any related funds.

5The NYSE® Zebra Edge® Index has been licensed by ICE Data Indices, LLC (together with its subsidiaries and affiliates, “ICE Data Indices”) to UBS AG and sub-licensed by UBS AG (together with its subsidiaries and affiliates, “UBS”) to Nationwide Life Insurance Company (“Nationwide”). Neither Nationwide nor the Product is sponsored, operated, endorsed, recommended, sold or promoted by Zebra Capital Management, LLC (together with its subsidiaries and affiliates, “Zebra”), ICE Data Indices or UBS and in no event shall Zebra, ICE Data Indices or UBS have any liability with respect to the Product or the Index. Zebra, ICE Data Indices and UBS make no representations, give no express or implied warranties and have no obligations with regard to the Index, the Product, the client or other third party.

The mark NYSE® is a registered trademark of NYSE Group, Inc., Intercontinental Exchange, Inc. (“ICE”) or their affiliates and is being utilized by ICE Data Indices under license and agreement. The marks Zebra® and Zebra Edge® are registered trademarks of Zebra Capital Management, LLC, may not be used without prior authorization from Zebra Capital Management, LLC, and are being utilized by ICE Data Indices under license and agreement.

VAAA-0131M3	Page 5 of 8	STANDARD ILCAQ/N (02/2020)

5. State Disclosures

Notice to AL Residents Only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

Notice to AR, LA, and RI Residents Only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Notice to CO and MA Residents Only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

Notice to KS Residents Only: WARNING: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of insurance fraud as determined by a court of law and may be subject to fines and confinement in prison.

Notice to KY Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

NOTICE to NM RESIDENTS ONLY: ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO CIVIL FINES AND CRIMINAL PENALTIES.

Notice to ND, SC, and SD Residents Only: A Market Value Adjustment may be assessed on withdrawals or full surrenders which may increase or decrease the amount of the withdrawal or full surrender requested and would be in addition to any applicable scheduled surrender penalty charge.

Notice to OK Residents Only: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

PA Fraud Language: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For TN and WA Residents Only: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

For DC Residents Only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to OH Residents Only: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

VAAA-0131M3	Page 6 of 8	STANDARD ILCAQ/N (02/2020)

6. Contract Owner Signatures and Authorizations

6a. Replacement Information

☐	Yes	☐	No	Do you have existing life insurance or annuity contracts?

☐	Yes	☐	No	Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?

If you answered “yes” to EITHER question above, your state may require NAIC or state specific replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC or state specific forms.

6b. Acknowledgements, Disclosure and Signatures

I acknowledge that I have received and understand the current prospectus for this annuity Contract, and that by signing this application I understand and acknowledge the following:

AMarket Value Adjustment may be assessed on withdrawals or full surrenders which may increase or decrease the amount of the withdrawal or full surrender requested and would be in addition to any applicable Contingent Deferred Sales Charge.

All guarantees and protections, where available, are subject to the claims-paying ability of Nationwide Life Insurance Company. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

A copy of this application properly signed by the Registered Representative will constitute receipt for such amount. If this application is declined by Nationwide, there will be no liability on the part of Nationwide, and any payments submitted with this application will be refunded.

●	The Contract limits Purchase Payments to $1 million for all Contracts issued by Nationwide with the same Contract Owner, Joint Owner, and Annuitant, subject to permission from Nationwide.

●	That I do not represent a corporate entity or institutional investor.

●

I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if I plan to change the Contract Owner or assign benefits under the Contract, the Contract will not meet this objective.

●

I understand that, to the extent allowed by state law, Nationwide reserves the right to refuse our consent to any assignment or change to the Contract Owner at any time on a non-discriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. Additionally, if Nationwide consents to an assignment or change to the Contract Owner, it may result in the reduction of the Death Benefit.

●

I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if the Annuitant I am naming has been diagnosed with or had any indication of an illness expected to result in death within 12 months, the Contract will not meet this objective.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

Contract Owner Signature:

Joint Contract Owner Signature (if any):

State In Which Application Was Signed:	Date:

VAAA-0131M3	Page 7 of 8	STANDARD ILCAQ/N (02/2020)

7. Primary Registered Representative Information

7a. Primary Registered Representative Replacement Information

☐	Yes	☐	No	Are you aware of any existing annuities or insurance owned by the applicant?

☐	Yes	☐	No	Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?

7b. Primary Registered Representative Information (Please print)

Name (First, MI, Last):

Office Street Address:

City:	State:	ZIP:

Phone Number:	Percentage:	%

Email:

Firm Name:

SSN:	(Not required if registered representative and firm name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature:	Date:

Principal’s Signature:	Date:

(If required)

8. Additional Registered Representative Information

8a. Additional Registered Representative Replacement Information

☐	Yes	☐	No	Are you aware of any existing annuities or insurance owned by the applicant?

☐	Yes	☐	No	Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?

8b. Additional Registered Representative Information (Please print)

Name (First, MI, Last):

Office Street Address:

City:	State:	ZIP:

Phone Number:	Percentage:	%

Email:

Firm Name:

SSN:	(Not required if registered representative and firm name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature:	Date:

Principal’s Signature:	Date:

(If required)

Nationwide Defined ProtectionSM Annuity is a service mark of Nationwide Mutual Insurance Company.

Nationwide and the Nationwide N and Eagle are service marks of Nationwide Mutual Insurance Company. ©2020 Nationwide

VAAA-0131M3	Page 8 of 8	STANDARD ILCAQ/N (02/2020)